EXHIBIT 4(D)




                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


                           Dated as of August 24, 2001


                                  by and among


                                    DPL INC.,

                              DPL CAPITAL TRUST II

                                       and

                       MORGAN STANLEY & CO. INCORPORATED,

                              as Initial Purchaser



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     THIS EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of August 24, 2001 by and among DPL INC., an Ohio corporation (the "COMPANY"), DPL CAPITAL TRUST II, a statutory business trust formed under the laws of the state of Delaware (the "TRUST"), and MORGAN STANLEY & CO. INCORPORATED (the "INITIAL PURCHASER").

     This Agreement is made pursuant to the Purchase Agreement dated August 24, 2001 (the "PURCHASE Agreement"), by and among the Company, as issuer of the 8 1/8% Junior Subordinated Deferrable Interest Debentures due September 1, 2031 (the "SUBORDINATED DEBENTURES"), the Trust and the Initial Purchaser, which provides for, among other things, the sale by the Trust to the Initial Purchaser of 300,000 of the Trust's 8 1/8% Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "CAPITAL SECURITIES"), the proceeds of which will be used by the Trust, together with the proceeds from the sale of the Trust's common securities to the Company, to purchase the Subordinated Debentures. The Capital Securities, together with the Subordinated Debentures and the Company's guarantee agreement in respect of the Capital Securities (the "CAPITAL SECURITIES GUARANTEE"), are collectively referred to as the "SECURITIES." In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company and the Trust have agreed to provide to the Initial Purchaser and each Holder (as defined below) the registration rights set forth in this Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized
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defined terms shall have the following meanings:

     "ADVICE" shall have the meaning set forth in SECTION 3(T)(D) hereof.

     "AFFILIATE" shall have the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

     "APPLICABLE PERIOD" shall have the meaning set forth in SECTION 3(T) hereof.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

     "COMPANY" shall have the meaning set forth in the preamble to this Agreement.

     "DEBENTURES" shall collectively mean the Subordinated Debentures and the Exchange Debentures.

     "DEPOSITARY" shall mean The Depository Trust Company, or any other depositary appointed by the Trust or the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.


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     "EFFECTIVENESS PERIOD" shall have the meaning set forth in SECTION 2(B)
hereof.

     "ELIGIBLE HOLDER" shall have the meaning set forth in SECTION 2(A)(I) hereof.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

     "EXCHANGE OFFER" shall mean the offer by the Company and the Trust to the Holders to exchange all of the Registrable Securities for a like amount of Exchange Securities pursuant to SECTION 2(A) hereof.

     "EXCHANGE OFFER REGISTRATION" shall mean a registration under the Securities Act effected pursuant to SECTION 2(A) hereof.

     "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus to be contained therein, all exhibits thereto and all documents incorporated by reference therein.

     "EXCHANGE PERIOD" shall have the meaning set forth in SECTION 2(A)(II)(B) hereof.

     "EXCHANGE SECURITIES" shall mean (i) with respect to the Subordinated Debentures, the Company's 8 1/8% Junior Subordinated Deferrable Interest Debentures due September 1, 2031 (the "EXCHANGE DEBENTURES") containing terms substantially identical to the Subordinated Debentures (except that they will not contain terms with respect to the transfer restrictions under the Securities Act and will not provide for any registration rights or Special Interest to be payable with respect thereto), (ii) with respect to the Capital Securities, the Trust's 8 1/8% Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "EXCHANGE CAPITAL SECURITIES") containing terms substantially identical to the Capital Securities (except they will not contain terms with respect to transfer restrictions under the Securities Act and will not provide for any registration rights or Special Distributions to be payable with respect thereto) and (iii) with respect to the Capital Securities Guarantee, the Company's guarantee agreement in respect of the Exchange Capital Securities (the "EXCHANGE CAPITAL SECURITIES GUARANTEE") containing terms substantially identical to the Capital Securities Guarantee.

     "HOLDER" shall mean the Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered holders of, or owners of beneficial interests in, Registrable Securities under the Indenture or the Trust Agreement.

     "INDENTURE" shall mean the Indenture relating to the Subordinated Debentures and the Exchange Debentures, dated as of August 31, 2001, between the Company, as issuer, and The Bank of New York, as trustee, as amended by that certain First Supplemental Indenture dated as of August 31, 2001 and as the same may be amended from time to time in accordance with the terms thereof.

     "INITIAL PURCHASER" shall have the meaning set forth in the preamble to this Agreement.


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

     "INSPECTORS" shall have the meaning set forth in SECTION 3(N) hereof.

     "ISSUE DATE" shall mean August 31, 2001, the date of original issuance of the Securities.

     "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate liquidation amount of outstanding Capital Securities or, in the event the trust is liquidated and Subordinated Debentures are distributed, a majority of the aggregate principal amount of the Subordinated Debentures.

     "NOTICE" shall have the meaning set forth in SECTION 2(A)(II)(A) hereof.

     "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in SECTION 3(T) hereof.

     "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company or a government or agency or political subdivision thereof.

     "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all documents incorporated by reference therein.

     "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

     "RECORDS" shall have the meaning set forth in SECTION 3(N) hereof.

     "REGISTRABLE SECURITIES" shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities for the exchange or resale thereof, as the case may be, has been declared effective under the Securities Act and such Securities have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or are eligible to be sold without restriction as contemplated by Rule 144(k),
(iii) such Securities have ceased to be outstanding or (iv) such Securities shall have been exchanged for Exchange Securities upon consummation of the Exchange Offer and are thereafter freely tradeable by the holder thereof (other than an Affiliate of the Company).

     "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the


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Exchange Securities or Registrable Securities) and compliance with the rules of the NASD, in an amount not exceeding $15,000 in the aggregate, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company, of Pillsbury Winthrop LLP, as counsel for the Holders hereunder in connection with the Exchange Offer, and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to the performance of and compliance with this Agreement, (vi) the reasonable fees and expenses of the Trustees and their counsel and any exchange agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities or the Exchange Securities on any securities exchange or exchanges and (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

     "REGISTRATION STATEMENT" shall mean any registration statement of the Company and the Trust which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

     "RULE 144(K) PERIOD" shall mean the period of two years (or such shorter period as may hereafter be provided in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES" shall have the meaning set forth in the preamble to this Agreement.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended and in effect from time to time.

     "SHELF REGISTRATION" shall mean a registration effected pursuant to SECTION 2(B) hereof.

     "SHELF REGISTRATION EVENT" shall have the meaning set forth in SECTION 2(B) hereof.

     "SHELF REGISTRATION EVENT DATE" shall have the meaning set forth in SECTION 2(B) hereof.

     "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company and the Trust pursuant to the provisions of SECTION 2(B) hereof which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.


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     "SPECIAL DISTRIBUTIONS" shall have the meaning set forth in SECTION 2(E)
hereof.

     "SPECIAL INTEREST" shall have the meaning set forth in SECTION 2(E) hereof.

     "TIA" shall mean the Trust Indenture Act of 1939, as amended and in effect from time to time.

     "TRUST AGREEMENT" shall mean the Amended and Restated Trust Agreement of DPL Capital Trust II, dated as of August 31, 2001, among the trustees named therein and the Company as depositor.

     "TRUSTEES" shall mean any and all trustees under the Trust Agreement, the Indenture, the Capital Securities Guarantee or the Exchange Capital Securities Guarantee.

     2. Registration under the Securities Act. (a) Exchange Offer. (i) To the
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extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company and the Trust shall, for the benefit of the Holders, at the Company's cost, use their reasonable best efforts to (A) prepare and cause to be filed with the SEC not later than 120 days after the Issue Date, an Exchange Offer Registration Statement on an appropriate form under the Securities Act relating to the Exchange Offer, (B) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC not later than 180 days after the Issue Date and (C) keep such Exchange Offer Registration Statement effective for not less than 30 calendar days (or longer if required by applicable law, and in any event through the Exchange Period) after the date the Notice of the Exchange Offer is mailed to the Holders. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Trust shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder so electing to exchange Registrable Securities for a like principal amount of Exchange Debentures or a like liquidation amount of Exchange Capital Securities, together with the Exchange Capital Securities Guarantee, as applicable (assuming that such Holder is not an Affiliate of the Trust or the Company and is not a broker-dealer tendering Registrable Securities acquired directly from the Trust or the Company for its own account, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities and is not otherwise prohibited by any law or policy of the SEC from participating in the Exchange Offer) (any Holder meeting all such requirements, hereinafter an "ELIGIBLE Holder"), and to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws.

              (ii) In connection with the Exchange Offer, the Company and the Trust shall:

                   (A) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents (together, the "NOTICE");

                   (B) use its reasonable best efforts to keep the Exchange Offer open for acceptance for a period of not less than 30 calendar


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         days after the date the Notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "EXCHANGE PERIOD");

                   (C) utilize the services of the Depositary for the Exchange Offer;

                   (D) permit Holders to withdraw at any time prior to the close of business, New York time, on the last Business Day of the Exchange Period, any Securities tendered for exchange by sending to the institution specified in the Notice, a telegram, telex, facsimile transmission or letter, received the before aforesaid time, setting forth the name of such Holder, the amount of Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged;

                   (E) notify each Holder by means of the Notice that any Security not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest or accumulate distributions, as the case may be, but will not retain any rights under this Agreement (except as provided herein); and

                   (F) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

              (iii) As soon as practicable after the close of the Exchange Offer, the Company and the Trust, as the case requires, shall:

                   (A) accept for exchange all Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer;

                   (B) deliver, or cause to be delivered, to the applicable Trustee for cancellation all Securities or portions thereof so accepted for exchange by the Company and the Trust; and

                   (C) issue, and cause the applicable Trustee under the Indenture or the Trust Agreement, as applicable, to promptly authenticate and deliver to each Holder, new Exchange Securities equal in principal amount to the principal amount of the Subordinated Debentures or equal in liquidation amount to the liquidation amount of the Capital Securities, as applicable, as are surrendered by such Holder, and will execute, and cause the applicable Trustee to execute, the Exchange Capital Securities Guarantee.

              (iv) Distributions on each Exchange Capital Security and interest on each Exchange Debenture issued pursuant to the Exchange Offer will accumulate or accrue from the last date on which distributions or interest was paid on the Capital Security or the Subordinated Debenture surrendered in exchange therefor or, if no distributions or interest has been paid on such Capital Security or Subordinated Debenture, from the Issue Date. To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, the Company and the Trust shall use their reasonable best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions


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other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC and that each Holder tendering Securities for exchange shall be an Eligible Holder. Each Holder of Registrable Securities who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to make certain customary representations in connection therewith, including, in the case of any Holder of Capital Securities, representations that (A) it is not an Affiliate of the Trust or the Company, (B) it is not a broker-dealer tendering Registrable Securities acquired directly from the Trust or Company, (C) the Exchange Securities to be received by it will be acquired in the ordinary course of its business and (D) at the time of the Exchange Offer, it has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities. The Company and the Trust shall inform the Initial Purchaser, after consultation with the applicable Trustees, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchaser shall have the right to contact such Holders in order to facilitate the tender of Registrable Securities in the Exchange Offer. Each Holder hereby acknowledges and agrees that any Participating Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Securities: (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained based on the representations in clause (A) above) and
(2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 and 508, as applicable, of Regulation S-K under the Securities Act, if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company.

              (v) Upon consummation of the Exchange Offer in accordance with this SECTION 2(A), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Exchange Securities held by Participating Broker-Dealers, and the Company and the Trust shall have no further obligation to register the Registrable Securities (other than pursuant to SECTION 2(B)(III) or SECTION 2(B)(IV)) pursuant to SECTION 2(B) of this Agreement.

         (b) Shelf Registration. In the event that (i) the Company or the Trust
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is not permitted to effect the Exchange Offer because of any change in law or currently prevailing interpretations of the staff of the SEC, (ii) the Exchange Offer is not consummated within 210 days after the Issue Date, (iii) (1) the Initial Purchaser is not permitted, in the reasonable opinion of Pillsbury Winthrop LLP, pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws, (2) the Initial Purchaser requests registration of Registrable Securities held by it and (3) the Initial Purchaser's request is received by the Company no later than the later of (A) the date of filing of the Exchange Offer Registration Statement and (B) 180 days following the Issue Date or (iv) any Holder (other than a Participating Broker-Dealer), in the opinion of counsel to such Holder reasonably acceptable to the Company, is not eligible to participate in the Exchange Offer or in the


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case of any Holder (other than a Participating Broker-Dealer) that participates in the Exchange Offer, such Holder does not receive freely tradable Exchange Securities on the date of the exchange and any such Holder so requests (any of the events specified in (i), (ii), (iii) or (iv) being a "SHELF REGISTRATION EVENT," and the date of occurrence thereof, the "SHELF REGISTRATION EVENT DATE"), then the Company and the Trust shall promptly deliver to the Holders and the applicable Trustee written notice thereof and, at their cost, file as promptly as practicable after such Shelf Registration Event Date and, in any event, within 45 days after such Shelf Registration Event Date (but no earlier than 120 days after the Issue Date), a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities, and shall use their reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable; provided, however, that if the Shelf Registration Event is pursuant to clause (iii), the Company may register such Registrable Securities together with the Exchange Offer Registration Statement, filed pursuant to SECTION 2(A), and the requirements as to timing applicable thereto. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company and the Trust in writing, within 15 days after receipt of a request therefor, such information as the Company and the Trust may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to promptly furnish to the Company and the Trust all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

     The Company and the Trust agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective and usable for resales for the Rule 144(k) Period (subject to extension pursuant to SECTION 3(T)(D)), or for such shorter period which will terminate when all of the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Securities (the "EFFECTIVENESS PERIOD"). The Company and the Trust shall not permit any securities other than Registrable Securities to be included in the Shelf Registration. The Company and the Trust will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus that is a part of the Shelf Registration Statement and notify each such Holder when the Shelf Registration has become effective. The Company and the Trust further agree, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Trust for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company and the Trust agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

         (c) Expenses. The Company, as issuer of the Subordinated Debentures,
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shall pay all Registration Expenses in connection with any Registration
Statement filed pursuant to SECTION 2(A) or 2(B) hereof and will reimburse the Initial Purchaser for the reasonable fees and disbursements of Pillsbury Winthrop LLP, counsel for the Initial Purchaser, incurred in connection with the


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Exchange Offer and either Pillsbury Winthrop LLP or any other single counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection with a Shelf Registration Statement, which other counsel shall be reasonably satisfactory to the Company. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

         (d) Effective Registration Statement. An Exchange Offer Registration
             --------------------------------
Statement pursuant to SECTION 2(A) hereof or a Shelf Registration Statement pursuant to SECTION 2(B) hereof (or a combination of the two) will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to such Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement or Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. The Company and the Trust will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if either of them voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period, unless such action is required by applicable law.

         (e) Special Interest and Special Distributions. If the Company or the
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Trust fails to comply with this Exchange and Registration Rights Agreement or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become or remain effective as required by this Exchange and Registration Rights Agreement, then, as liquidated damages, Special Interest and Special Distributions (each as defined below) shall become payable as follows:

              (i) if the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 120th day after the Issue Date or, notwithstanding that the Company and Trust have consummated or will consummate an Exchange Offer, the Company and the Trust are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by SECTION 2(B) hereof, then, commencing on the day after the applicable required filing date, additional interest ("SPECIAL INTEREST") shall accrue on the principal amount of the Subordinated Debentures, and additional distributions ("SPECIAL DISTRIBUTIONS") shall accumulate on the liquidation amount of the Trust Securities (as such term is defined in the Trust Agreement), each at a rate of .25% per annum; and

              (ii) if (A) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date or (B) whether or not the Company and the Trust have consummated or will consummate an Exchange Offer, the Company and Trust are required to


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    file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 60th day after the date such Shelf Registration Statement was required to be filed, then, commencing on the 181st day after the Issue Date or the 61st day after the applicable required filing date, as the case may be, Special Interest shall accrue on the principal amount of the Subordinated Debentures, and Special Distributions shall accumulate on the liquidation amount of the Trust Securities, each at a rate of .25% per annum; and

              (iii) (A) if the Trust has not exchanged Exchange Capital Securities for the Capital Securities or the Company has not exchanged Exchange Debentures for the Subordinated Debentures, in each case, validly tendered during the Exchange Period, or executed the Exchange Capital Securities Guarantee in respect of the Exchange Capital Securities, in accordance with the terms of the Exchange Offer, on or prior to the 210th day after the Issue Date or (B) during any time an Exchange Offer Registration Statement or a Shelf Registration Statement ceases to be effective as described in SECTION 2(D), then Special Interest shall accrue on the principal amount of Subordinated Debentures, and Special Distributions shall accumulate on the liquidation amount of the Trust Securities, each at a rate of .25% per annum, commencing on the 211th day after the Issue Date, in the case of (A) above, or the day such Registration Statement ceases to be effective, in the case of (B) above;

provided, however, that neither the Special Interest rate on the Subordinated Debentures, nor the Special Distribution rate on the Trust Securities, may exceed in the aggregate .50% per annum; provided, further, however, that (1) upon the filing of the applicable Registration Statement (in the case of clause
(i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above),
(3) upon the exchange of Exchange Capital Securities and Exchange Debentures for all Capital Securities and Subordinated Debentures validly tendered and execution of the Exchange Capital Securities Guarantee (in the case of clause
(iii)(A) above), or upon the effectiveness of any Registration Statement that had ceased to remain effective (in the case of clause (iii)(B) above), or (4) upon the expiration of the Rule 144(k) Period, Special Interest on the principal amount of the Subordinated Debentures and Special Distributions on the liquidation amount of the Trust Securities as a result of such clause (or the relevant subclause thereof) shall cease to accrue and accumulate, as the case may be.

     Any amounts of Special Interest and Special Distributions due pursuant to
SECTION 2(E)(I), (II) or (III) above will be payable in cash on the relevant payment dates for the payment of interest and distributions pursuant to the Indenture and the Trust Agreement, respectively.

         (f) Specific Enforcement. Without limiting the remedies available to
             --------------------
the Holders, the Company and the Trust acknowledge that any failure by the Company or the Trust to comply with its obligations under SECTION 2(A) and
SECTION 2(B) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's and the Trust's obligations under SECTION 2(A) and SECTION 2(B) hereof.

         (g) Distribution of Subordinated Debentures. Notwithstanding any other
             ---------------------------------------
provisions of this Agreement, in the event that Subordinated Debentures are distributed to holders of Capital Securities in liquidation of the Trust pursuant to the Trust Agreement, (i) all references in this SECTION 2 and in
SECTION 3 to Securities, Registrable Securities and Exchange Securities shall not include the Capital Securities and Capital Securities Guarantee or the Exchange Capital Securities and Exchange Capital Securities Guarantee issued or to be issued in exchange therefor in the Exchange Offer and (ii) all requirements for any action to be taken by the Trust in this SECTION 2 and in
SECTION 3 shall cease to apply and all requirements for any action to be taken by the Company in this SECTION 2 and in SECTION 3 shall apply to the Subordinated Debentures and Exchange Debentures issued or to be issued in exchange therefor in the Exchange Offer.

     3. Registration Procedures. In connection with the obligations of the
        -----------------------
Company and the Trust with respect to the Registration Statements pursuant to SECTIONS 2(A) and 2(B) hereof, the Company and the Trust shall:

         (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by SECTIONS 2(A) and 2(B) hereof within the relevant time period specified in SECTION 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company and the Trust, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Securities and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective (and, in the case of a Shelf Registration Statement, usable for resales) in accordance with SECTION 2 hereof; provided, however, that if (1) such filing is pursuant to SECTION 2(B), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to SECTION 2(A) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company and the Trust shall furnish to and afford the Holders of the Registrable Securities and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. The Company and the Trust shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, reasonably object;

         (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be, and cause each Prospectus to be supplemented, if so determined by the Company or the Trust or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

         (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advise such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders, (ii) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities, (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, (iv) after the effective time of the Shelf Registration Statement, promptly upon the request of any holder of Registrable Securities that is not then identified therein as a selling securityholder, take any action reasonably necessary to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement, provided, however, that nothing in this clause (iv) shall relieve any such Holder of the obligation to return a completed and signed questionnaire to the Company in accordance with the terms hereof and (v) furnish to each Holder of Registrable Securities upon request, a copy of this Agreement or, if so requested, a summary thereof if requested by any such Holder;

         (d) in the case of a Shelf Registration, register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions of the United States by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder and underwriter to legally consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company and the Trust shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this SECTION 3(D) or (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process;

         (e) (1) in the case of a Shelf Registration or (2) in the event that Participating Broker-Dealers from whom the Company or the Trust has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in SECTION 3(T) hereof are seeking to sell Exchange Securities and are required to deliver Prospectuses, promptly notify each Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Securities or the Exchange Securities to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in SECTION 3(D) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Trust contained in any purchase agreement, securities sales agreement, or any underwriting agreement entered into as described in SECTION 3(M), cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise, (A) which makes any statement made in such Registration Statement untrue in any material respect or which causes such Registration Statement to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, as of the time such Registration Statement became effective or (B) which makes any statement made in a Prospectus untrue in any material respect or which causes such Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, in each case, as of the date of such Prospectus or as of any date on which a Prospectus is delivered at any time that the related Registration Statement is required to be effective and (vi) when the Company or the Trust reasonably determine that a post-effective amendment to the Registration Statement would be appropriate;

         (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

         (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (including all financial statements and schedules, and, if so requested, documents incorporated therein by reference or exhibits thereto);

         (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and in such denominations (consistent with the provisions of the Indenture and the Trust Agreement) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to such Shelf Registration Statement;

         (i) in the case of a Shelf Registration or an Exchange Offer Registration, promptly after the occurrence of any event specified in SECTION 3(E)(II), 3(E)(III), 3(E)(V) or 3(E)(VI) hereof, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading; and notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

         (j) in the case of a Shelf Registration, a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide a reasonable number of copies of such document to the Holders; and make such of the representatives of the Company and the Trust as shall be reasonably requested by the Holders of Registrable Securities or the Initial Purchaser on behalf of such Holders available for reasonable discussion of such document;

         (k) obtain a CUSIP number for all Exchange Capital Securities (and, if the Trust has made a distribution of the Subordinated Debentures to the Holders of the Capital Securities, the Exchange Debentures), no later than the effective date of a Registration Statement, and provide the applicable Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

         (l) cause the Indenture, the Trust Agreement, the Capital Securities Guarantee (in the case of a Shelf Registration) and the Exchange Capital Securities Guarantee (in the case of an Exchange Offer Registration) to be qualified under the TIA in connection with the registration of the Exchange Securities or the Registrable Securities, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the applicable Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

         (m) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and consistent with the terms of the Purchase Agreement and take all such other appropriate actions in connection therewith as are reasonably requested in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is with respect to an underwritten offering, if requested by (x) the Initial Purchaser, in the case where the Initial Purchaser holds Securities acquired by it as part of its initial distribution and (y) other Holders of Registrable Securities covered thereby: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Trust, the Company and the subsidiaries of the Company as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and the Trust and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in aggregate principal or liquidation amount, as the case may be, of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinions may be subject to customary qualifications and exceptions); (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters (if any) from the independent certified public accountants of the Company and the Trust (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or any business acquired by the Company or the Trust for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and
(iv) if an underwriting agreement is entered into, to cause said underwriting agreement to contain indemnification provisions and procedures no less favorable than those set forth in SECTION 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section, including, without limitation, such underwriters and selling Holders (the above shall be done at each closing under such underwriting agreement or, as and to the extent required thereunder and consistent with the terms of the Purchase Agreement);

         (n) if (1) a Shelf Registration is filed pursuant to SECTION 2(B) or
(2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to SECTION 2(A) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make reasonably available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Trust, the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Trust, the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of all such parties by the Company's designated Holders' counsel, at the expense of such parties as described in SECTION 2(C) hereof. Records of the Company, the Trust and the Company's subsidiaries which the Company or the Trust, as the case may be, determines in good faith to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement; provided that the Company or the Trust, as the case may be, shall be consulted prior to any such disclosure, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) the information in such Records has been made available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree in writing that information obtained by it or any Inspector retained by it as a result of such inspections shall be deemed confidential and shall not be used by it or any Inspector retained by it as the basis for any market transactions in the securities of the Company or the Trust unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and the Trust and allow the Company and the Trust (at their expense) to undertake appropriate action to prevent disclosure of the Records deemed confidential;

         (o) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement is applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any 12-month period (or 120 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12 month periods;

         (p) upon consummation of an Exchange Offer, if requested by a Trustee, obtain (i) an opinion of counsel (or reliance letter) to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer which restates the opinions delivered pursuant to the Purchase Agreement (with such changes as are customary to address the Registration Statement and the transfer of the registered Exchange Securities) and which, without limitation, includes an opinion substantially to the effect that (A) each of the Company and the Trust, as the case requires, has duly authorized, executed and delivered the Exchange Securities, (B) each of the Exchange Securities constitutes a validly issued, fully paid and nonassessable undivided beneficial ownership interest in the assets of the Trust (in the case of an Exchange Capital Security) or a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its respective terms (in the case of an Exchange Debenture and the Exchange Capital Securities Guarantee), as the case may be (in each case, with customary exceptions) and (C) each of the Indenture, the Trust Agreement and the Exchange Capital Securities Guarantee has been duly qualified under the TIA or no such qualification is required by the TIA and (ii) a comfort letter of the type described in SECTION 3(M)(III);

         (q) if an Exchange Offer is to be consummated, upon delivery of the Registrable Securities by Holders to the Company or the Trust, as applicable (or to such other Person as directed by the Company or the Trust, respectively), in exchange for the Exchange Securities, the Company or the Trust, as applicable, shall mark, or cause to be marked, on such Registrable Securities delivered by such Holders that such Registrable Securities are being canceled in exchange for the Exchange Securities; it being understood that in no event shall such Registrable Securities be marked as paid or otherwise satisfied;

         (r) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

         (s) use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby;

         (t) (A) in the case of the Exchange Offer Registration Statement (i)
(a) indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any broker or dealer registered under the Exchange Act who holds Securities that are Registrable Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Company) (such broker or dealer, a "PARTICIPATING BROKER-DEALER"), may exchange such Securities pursuant to the Exchange Offer; however, such Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Participating Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement and (b) include in such "Plan of Distribution" section all other information with respect to such resales by Participating Broker-Dealers that the SEC may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Participating Broker-Dealer or disclose the amount of Exchange Securities held by any such Participating Broker-Dealer except to the extent required by the Commission as a result of a change in policy announced after the date of this Agreement, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in SECTION 3(E), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (each of the Company and the Trust hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto), (iii) use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Securities; provided, however, that such period shall not be required to exceed 90 days (or such longer period if extended pursuant to the last sentence of SECTION 3(T)(D) hereof) (the "APPLICABLE PERIOD") and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                  "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it is required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer";

and (y) a statement to the effect that, by a Participating Broker-Dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the Participating Broker-Dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act;

                   (B) in the case of any Exchange Offer Registration Statement, the Company and the Trust agree to deliver to the Initial Purchaser or to another representative of the Participating Broker-Dealers, if requested by the Initial Purchaser or such other representative of Participating Broker-Dealers, on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer and (in the case of clause (iii) below) upon the effectiveness of the Exchange Offer Registration Statement; (i) an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchaser or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officer's certificate containing certifications substantially similar to those set forth in certificates delivered pursuant to Section 6(f) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (iii) a comfort letter, in each case, in customary form as permitted by Statement on Auditing Standards No. 72 (each of the foregoing shall be consistent with the terms of the Purchase Agreement);

                   (C) The Company or the Trust may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company or the Trust, as applicable, such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company or the Trust may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall not have any obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

                   (D) (1) In the case of a Shelf Registration Statement, or (2) in the event that Participating Broker-Dealers have notified the Company and the

Trust that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in this SECTION 3(T) hereof and are seeking to sell Exchange Securities and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company or the Trust of the occurrence of any event specified in SECTION 3(E)(II), 3(E)(III), 3(E)(V) or 3(E)(VI) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
SECTION 3(I) hereof or until it is advised in writing (the "ADVICE") by the Company and the Trust that the use of the applicable Prospectus may be resumed, and, if so directed by the Company and the Trust, such Holder will deliver to the Company or the Trust (at the Company's or the Trust's expense, as the case requires) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities or Exchange Securities, as the case may be, current at the time of receipt of such notice. If the Company or the Trust shall give any such notice to suspend the disposition of Registrable Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement, the Company and the Trust shall use their best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement shall be maintained effective and usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company and the Trust shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or
(y) the Advice;

         (u) In the event that any broker-dealer registered under the Exchange Act underwrites any Registrable Securities or participates as a member of an underwriting syndicate or selling group or "assists in the distribution" (within the meaning of the Conduct Rules (the "RULES") of the NASD) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, so require, engaging a "qualified independent underwriter" (as defined in Rule
2720) to participate in the preparation of the Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of any Exchange Debentures or Exchange Capital Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in
SECTION 4 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

     4. Indemnification and Contribution. (a) In connection with any
        --------------------------------
Registration Statement, the Company and the Trust shall, jointly and severally, indemnify and hold harmless each Holder of the Registrable Securities or Exchange Securities, any Participating Broker-Dealer (and its partners, directors and officers) and each person, if any, who controls such Holder or such Participating Broker-Dealer (and its partners, directors and officers) within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof

(including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities or Exchange Securities) to which each such Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, each Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) neither the Company nor the Trust shall be liable to a Holder in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company or the Trust by or on behalf of such Holder expressly for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities or Exchange Securities concerned, to the extent that a prospectus relating to such Registrable Securities or Exchange Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities or Exchange Securities to such person, a copy of the final prospectus if the Company or the Trust had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have to such Indemnified Party. Each of the Company and the Trust, jointly and severally, shall also indemnify underwriters, their partners, officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Registrable Securities or Exchange Securities if requested by such Holders.

         (b) Each Holder of the Registrable Securities or Exchange Securities, severally and not jointly, will indemnify and hold harmless the Company and the Trust and each person, if any, who controls the Company or the Trust within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company, the Trust or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company or the Trust by or on behalf of such Holder expressly for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company or the Trust for any legal or other expenses reasonably incurred by the Company or the Trust or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, the Trust or any of its controlling persons.

         (c) Promptly after receipt by an indemnified party under this SECTION 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this SECTION 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than to the extent the indemnifying party is prejudiced thereby, and in any event shall not relieve it from liability that it may have otherwise on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this SECTION 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnifying party shall not be liable for any settlement of any action effected without its consent, but if any such action is settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this SECTION 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this SECTION 4(D) were determined by pro rata allocation (even if the Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this SECTION 4(D). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this SECTION 4(D), the Holders of the Registrable Securities or Exchange Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Registrable Securities or Exchange Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph
(d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company or the Trust within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company or the Trust.

         (e) The agreements contained in this SECTION 4 shall survive the sale of the Registrable Securities or Exchange Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         (f) The remedies provided for in this SECTION 4 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     5. Participation In an Underwritten Registration. No Holder may participate
        ---------------------------------------------
in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

     6. Selection of Underwriters. The Holders of Registrable Securities covered
        -------------------------
by the Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering, subject to the provisions of SECTION 3(M) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal or liquidation amount, as applicable, of the Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company and the Trust.

     7. Miscellaneous. (a) Rule 144 and Rule 144A. For so long as either of the
        -------------      ----------------------
Company and the Trust is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, any Registrable Securities remain outstanding and to the extent required by Rule 144(k), each of the Company and the Trust will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, however, that if the Company or the Trust ceases to be so required to file such reports, each will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of the Registrable Securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to prospective purchasers as is necessary to permit sales of the Registrable Securities pursuant to Rule 144A under the Securities Act and take such further action as any Holder of Registrable Securities may reasonably request and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, each of the Company and the Trust will deliver to such Holder a written statement as to whether it has complied with such requirements. Without limiting the foregoing, the Company will provide a copy of this Agreement upon request to any purchaser or prospective purchaser of Registrable Securities.

         (b) No Inconsistent Agreements. Neither the Company nor the Trust has
             --------------------------
entered into, nor will the Company or the Trust on or after the date of this Agreement enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or that otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Trust's other issued and outstanding securities under any such agreements.

         (c) Amendments and Waivers. The provisions of this Agreement, including
             ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of Holders of a majority in aggregate principal or liquidation amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of SECTION 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company, the Trust and the

Initial Purchaser, to cure any ambiguity, correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement and shall not adversely affect the interests of the Holders in any material respect, (ii) without the consent of any Holder of Registrable Securities, this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company, the Trust and the Initial Purchaser to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchaser but not to any other Holder, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchaser, the Company and the Trust. Each Holder of Registrable Securities shall be bound by any amendment or waiver effected pursuant to this
SECTION 7(C), whether or not any notice, writing or marking indicating such amendment or waiver appears on such security or is delivered to such Holder.

         (d) Notices. All notices and other communications provided for or
             -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company or the Trust by means of a notice given in accordance with the provisions of this SECTION 7(D), or in the absence of such notice, as specified in the Trust Agreement, which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement and (ii) if to the Company or the Trust, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this SECTION 7(D).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the applicable Trustee, at the address specified in the Trust Agreement or Indenture, as the case may be.

         (e) Successors and Assigns. This Agreement shall inure to the benefit
             ----------------------
of and be binding upon the successors, assigns and transferees of the Initial Purchaser, including, without limitation and without the need for an express assignment, subsequent Holders, the Company and the Trust; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement, the Trust Agreement or the Indenture. If any transferee of any Holder acquires Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

         (f) Third Party Beneficiaries. Each Holder and any Participating
             -------------------------
Broker-Dealer shall be a third party beneficiary of the agreements made hereunder among the Initial Purchaser, the Company and the Trust, and the Initial Purchaser shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (g) Consent to Jurisdiction; Appointment of Agent to Accept Service of
             ------------------------------------------------------------------
Process. Each of the Company and the Trust irrevocably submits to the
-------
non-exclusive jurisdiction of any federal or state court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company and the Trust irrevocably waives the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. Each of the Company and the Trust has appointed Thelen Reid & Priest LLP (the "PROCESS AGENT") as its authorized agent upon whom process may be served in any such legal suit, action or proceeding. Such appointment shall be revocable by serving written notice on the applicable Trustee under the Trust Agreement or Indenture, as the case may be, of the appointment of a subsequent Process Agent by the Company or the Trust, as the case may be, and the effectiveness of such appointment. The Process Agent has agreed to act as said agent for service of process and agrees to take any and all action including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Each of the Company and the Trust further agrees that service of process upon the Process Agent and written notice of said service to the Company or the Trust, as the case may be, shall be deemed in every respect effective service of process upon the Company or the Trust, as the case may be, in any such legal suit, action or proceeding. Nothing herein shall affect the right of the Initial Purchaser or any person controlling the Initial Purchaser to serve process in any other manner permitted by law. The provisions of this subsection
(g) shall remain operative and in full force and effect regardless of any termination of this Agreement, in whole or in part.

         (h) Counterparts; Facsimile. This Agreement may be executed in any
             -----------------------
number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (i) Headings. The headings in this Agreement are for convenience of
             --------
reference only and shall not limit or otherwise affect the meaning hereof.

         (j) Governing Law. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN
             -------------
THE STATE OF NEW YORK. THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         (k) Severability. In the event that any one or more of the provisions
             ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (l) Securities Held By the Company, the Trust or Its Affiliates.
             -----------------------------------------------------------
Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Trust or any Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     IN WITNESS WHEREOF, the parties have executed this Exchange and Registration Rights Agreement as of the date first written above.

                                 DPL INC.



                                 By:     /s/ Elizabeth M. McCarthy
                                     ------------------------------------
                                     Name:   Elizabeth M. McCarthy
                                     Title:  Vice President and Chief Financial
                                             Officer


                                 DPL CAPITAL TRUST II



                                 By:    /s/ Stephen F. Koziar
                                     ------------------------------------
                                     Name:  Stephen F. Koziar
                                     Title: Administrative Trustee



MORGAN STANLEY & CO. INCORPORATED



By:      /s/ Michael Fusco
------------------------------------
     Name:   Michael Fusco
     Title:  Executive Director